CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Management and Organization” and “Financial Highlights” in each of the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in each of the Statements of Additional Information, each dated March 1, 2026, and each included in this Post-Effective Amendment No. 252 on the Registration Statement (Form N-1A, File No. 333-173276) of SSGA Active Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports, dated December 22, 2025, with respect to State Street® Galaxy Digital Asset Ecosystem ETF (formerly, SPDR Galaxy Digital Asset Ecosystem ETF), State Street® Galaxy Hedged Digital Asset Ecosystem ETF (formerly, SPDR Galaxy Hedged Digital Asset Ecosystem ETF), State Street® Galaxy Transformative Tech Accelerators ETF (formerly, SPDR Galaxy Transformative Tech Accelerators ETF), State Street® IG Public & Private Credit ETF (formerly, SPDR SSGA IG Public & Private Credit ETF), State Street® Short Duration IG Public & Private Credit ETF (formerly, State Street Short Duration IG Public & Private Credit ETF), and State Street® Bridgewater® All Weather® ETF (formerly, SPDR Bridgewater All Weather ETF) (the “Funds”) (six of the funds constituting SSGA Active Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2025, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

February 25, 2026